                                                                    EXHIBIT 23

                    CONSENT OF INDEPENDENT RESERVE ENGINEERS




          As Harken Energy Corporation's (Harken's) independent reserve engineers, Gaffney, Cline & Associates, Inc. (GCA) consents to the reference to GCA's reserve report dated December 31, 1999, as included in Harken's Annual Report on Form 10-K. We also hereby consent to the incorporation by reference of our report in Registration Statements on Form S-8 (Nos. 333-33953 and 333-08593) and on Form S-3 (Nos. 333-53713, 333-57047, 333-57909, 333-71751,
333-78859, 333-79281, 333-79617, 333-80031, 333-85057) of Harken Energy
Corporation.





                                           GAFFNEY, CLINE & ASSOCIATES

                                                                    EXHIBIT 23

                    CONSENT OF INDEPENDENT RESERVE ENGINEERS






         We hereby consent to the use of our name in "Item 8. Financial Statements and Supplementary Data" of the Annual Report on Form 10-K of Harken Energy Corporation for the year ended December 31, 1999 (the "Form 10-K"). We also hereby consent to the incorporation by reference of our report in Registration Statements on Form S-8 (Nos. 333-33953 and 333-08593) and on Form S-3 (Nos. 333-53713, 333-57047, 333-57909, 333-71751, 333-78859, 333-79281,
333-79617, 333-80031, 333-85057) of Harken Energy Corporation.






                                       NETHERLAND, SEWELL & ASSOCIATES, INC.
                                       PETROLEUM ENGINEERS

                                                                    EXHIBIT 23

                    CONSENT OF INDEPENDENT RESERVE ENGINEERS



     We hereby consent to the reference to our firm and to our reserves estimates in the Annual Report on Form 10-K (the Annual Report) of Harken Energy Corporation (Harken) for the year ended December 31, 1999; and to the incorporation by reference of our report in Registration Statements on Form S-8 (Nos. 333-33953 and 333-08593) and on Form S-3 (Nos. 333-53713, 333-57047,
333-57909, 333-71751, 333-78859, 333-79281, 333-79617, 333-80031, 333-85057) of
Harken Energy Corporation provided, however, since in the Annual Report the estimates of reserves, revenue, and discounted present worth set forth in our report mentioned below have been combined with estimates of reserves, revenue, and discounted present worth prepared by another petroleum consultant, in providing our consent we have necessarily relied on a letter dated March 10, 2000, from Harken with respect to the estimates of such other petroleum consultant to verify that the Annual Report correctly reflects our estimates. Our estimates of the oil, condensate, natural gas liquids, and natural gas reserves of certain of the properties owned by Harken in the United States are contained in our report entitled "Appraisal Report as of December 31,1999, on Proved Reserves of Certain Properties owned by Harken Energy Corporation - SEC Case."








                                                 DeGOLYER AND MacNAUGHTON
                                                 PETROLEUM ENGINEERS



Dallas, Texas
March 30, 2000

                                                                    EXHIBIT 23


                    INDEPENDENT PUBLIC ACCOUNTANT'S CONSENT

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Nos. 333-33953 and 333-08593) and on Form S-3 (Nos. 333-53713, 333-57047, 333-57909, 333-71751, 333-78859, 333-79281,
333-79617, 333-80031, 333-85057).



ARTHUR ANDERSEN LLP


Dallas, Texas
March 28, 2000